Exhibit 15.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-282362 on Form S-8 of our report dated March 20, 2025, relating to the financial statements of ZEEKR Intelligent Technology Holding Limited appearing in this Annual Report on Form 20-F for the year ended December 31, 2024.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Hangzhou, China

March 20, 2025